EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
New Century Financial Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading of “Experts” in the prospectus.

/s/ KPMG LLP

Los Angeles, California
April 8, 2002